                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               PFF Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                               PFF BANCORP, INC.
                             350 SOUTH GAREY AVENUE
                            POMONA, CALIFORNIA 91766
                                 (909) 623-2323

                                                                 August 11, 1998
Fellow Stockholders:

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of PFF Bancorp, Inc. (the "Company"), the holding company for PFF Bank & Trust (the "Bank"), which will be held on Wednesday, September 16, 1998, at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

     WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, we thank you for your continued interest and support.


                              Sincerely yours,

                              /s/ Larry M. Rinehart

                              Larry M. Rinehart
                              President, Chief Executive Officer
                              and Director

                               PFF BANCORP, INC.
                             350 SOUTH GAREY AVENUE
                            POMONA, CALIFORNIA 91766
                                 (909) 623-2323
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 16, 1998
                    ----------------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of PFF Bancorp, Inc. (the "Company") will be held on Wednesday, September 16, 1998, at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of three directors for terms of three years each or until their successors are elected and qualified;

     2. The ratification of action taken by the Board of Directors to amend award agreements granted under the PFF Bancorp, Inc. 1996 Incentive Plan;

     3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending March 31, 1999; and

     4. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established July 31, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the Common Stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at the administrative offices of the Company, 350 South Garey Avenue, Pomona, California 91766, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors

                              /s/ Carole F. Olson

                              Carole F. Olson
                              Secretary
Pomona, California
August 11, 1998

                               PFF BANCORP, INC.
                   ------------------------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 16, 1998
                   ------------------------------------------

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to stockholders of PFF Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the annual meeting of stockholders (the "Annual Meeting"), to be held on Wednesday, September 16, 1998 at 9:00 a.m., at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California and at any adjournments thereof. The 1998 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended March 31, 1998, accompanies this Proxy Statement, which is first being mailed to recordholders on or about August 11, 1998.

     Regardless of the number of shares of Common Stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT, "FOR" THE RATIFICATION OF ACTION TAKEN BY THE BOARD OF DIRECTORS TO AMEND AWARD AGREEMENTS GRANTED UNDER THE PFF BANCORP, INC. 1996 INCENTIVE PLAN AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

     Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, PFF Bank & Trust (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

     The close of business on July 31, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 16,250,823 shares.

     As provided in the Company's Certificate of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of action taken by the Board of Directors to amend award agreements granted under the PFF Bancorp, Inc. 1996 Incentive Plan and as to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company set forth in Proposals 2 and 3, respectively, and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" such item; (ii) vote "AGAINST" such item; or
(iii) "ABSTAIN" from voting on such item. Under the Company's bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                               NAME AND ADDRESS OF               AMOUNT AND NATURE OF      PERCENT OF
TITLE OF CLASS                  BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP       CLASS(1)
-----------------   -----------------------------------------   -----------------------   -------------
Common Stock        PFF Bank & Trust Employee Stock                   1,576,152(2)             9.7%
                    Ownership Plan ("ESOP")
                    350 South Garey Avenue
                    Pomona, California 91766

Common Stock        Boston Partners Asset Management, L.P.(3)         1,143,100(4)             7.1%
                    Boston Partners, Inc.
                    Desmond John Heathwood
                    One Financial Center, 43/rd/ Floor
                    Boston, Massachusetts 02111

Common Stock        Capital Guardian Trust Company (5)                1,020,000                6.3%
                    333 South Hope Street
                    Los Angeles, California 90071

Common Stock        Mellon Bank Corporation                             990,900(6)             6.1%
                    One Mellon Bank Center
                    Pittsburgh, Pennsylvania 15258

Common Stock        Thomson Horstmann & Bryant, Inc.                    987,500(7)             6.1%
                    Park 80 West, Plaza Two
                    Saddle Brook, New Jersey  07663

--------------------------------------------
 (1)  Based on 16,250,823 shares outstanding.
 (2) CNA Trust has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At July 31, 1998, 306,552 shares had been allocated under the ESOP and 1,269,600 shares remain unallocated. Under the terms of the ESOP, the ESOP Trustee will vote the unallocated shares in a manner calculated to most accurately reflect the instructions received from participants regarding allocated shares so long as the ESOP Trustee determines such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
 (3) Boston Partners Asset Management, L.P. ("BPAM") owns of record 1,143,100 shares of Common Stock of the Company. Boston Partners, Inc. is the sole general partner of BPAM, and Mr. Heathwood is the principal stockholder of Boston Partners, Inc.
  (4) Based on information contained in a Schedule 13G filed with the SEC on February 13, 1998.
  (5) Based on information contained in a Schedule 13G filed with the SEC on February 3, 1998.
  (6) Based on information contained in a Schedule 13G filed with the SEC on January 23, 1998.
  (7) Based on information contained in a Schedule 13G filed with the SEC on February 11, 1998.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                       PROPOSAL 1.  ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of seven (7) directors and is divided into three classes. Each of the seven members of the Board of Directors of the Company also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

  The three nominees proposed for election at this Annual Meeting are Donald R. DesCombes, Robert D. Nichols and Larry M. Rinehart. No person being nominated as a director is being proposed for election pursuant to any agreement or understandings between any such person and the Company.

  In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEE IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

  The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and Named Executive Officers (as defined herein) as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of the Bank, the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.

                                                                                          SHARES OF
NAME AND PRINCIPAL                                                     EXPIRATION OF     COMMON STOCK
OCCUPATION AT PRESENT                                     DIRECTOR        TERM AS        BENEFICIALLY     PERCENT OF
AND FOR PAST FIVE YEARS                            AGE    SINCE(1)       DIRECTOR        OWNED (2)(3)      CLASS(4)
------------------------------------------------   ---   -----------   -------------   ----------------  ------------

NOMINEES
Donald R. DesCombes.........................        66      1979           2001           81,166(3)(4)        *
Chairman of the Board of Directors of the
Company and the Bank.  Mr. DesCombes
has served as Chairman of the Board of the
Bank since 1989.  Mr. DesCombes is an
owner of Averbeck Company Insurance
Brokers.

Robert D. Nichols...........................        71     1986           2001            53,698(3)(4)        *
President and Chief Executive Officer of the
Bank from August 1986 until his retirement
in August 1992.

Larry M. Rinehart...........................        50     1994           2001           232,811(5)(6)(7)    1.4%
President and Chief Executive Officer of the
Company and the Bank since July 1992.
Served as President-elect and Executive Vice
President from July 1991 to July 1992.  Mr.
Rinehart also serves as Director, President
and Chief Executive Officer of Pomona
Financial Services, Inc., PFF Insurance
Service and Diversified Services, Inc.

CONTINUING DIRECTORS
Jil H. Stark...............................         61    1975           2000             49,888(3)(4)        *
Formerly Director of Marian Miner Cook
Athenaeum of Claremont McKenna College,
and currently Community Coordinator.  Mrs.
Stark also serves on the Board of Directors
of Pomona Financial Services, Inc., PFF
Insurance Service and Diversified Services,
Inc.

William T. Dingle.........................         70    1974            1999             52,888(3)(4)        *
Chief Executive Officer of Graves
Automotive Supply and Parkway
Automotive Warehouse.  Mr. Dingle also
serves on the Board of Directors of Pomona
Financial Services, Inc., PFF Insurance
Service and Diversified Services, Inc.

Robert W. Burwell.........................        66    1984            1999            81,009(3)(4)         *
Vice Chairman of the Board of Directors of
the Company and the Bank.  Mr. Burwell
was President and Chief Executive Officer of
the Pomona Valley Hospital Medical Center
from 1972 until his retirement in 1993.

                                                                                          SHARES OF
NAME AND PRINCIPAL                                                     EXPIRATION OF     COMMON STOCK
OCCUPATION AT PRESENT                                     DIRECTOR        TERM AS        BENEFICIALLY     PERCENT OF
AND FOR PAST FIVE YEARS                            AGE    SINCE(1)       DIRECTOR        OWNED (2)(3)      CLASS(4)
------------------------------------------------   ---   -----------   -------------   ----------------  ------------
Curtis W. Morris.............................      62      1988            1999          58,985(3)(4)         *
Mr. Morris is associated with the law firm of
Lamb, Morris & Lobello and has been a
practicing attorney for 28 years.

NAMED EXECUTIVE OFFICERS
Kevin McCarthy...............................      46       --              --        139,901(5)(6)(7)        *
Senior Executive Vice President of the
Company and Senior Executive Vice
President and Chief Operating Officer of the
Bank.  Mr. McCarthy is a Director of
Pomona Financial Services, Inc., PFF
Insurance Service and Diversified Services,
Inc.

Gregory C. Talbott........................        44       --              --        124,588(5)(6)(7)        *
Executive Vice President, Chief Financial
Officer and Treasurer of the Company and
the Bank.

Gilbert F. Smith.........................         52       --              --         62,511(5)(6)(7)        *
Senior Vice President and General Counsel
of the Bank.  Mr. Smith also serves as
Chairman of the Board of Pomona Financial
Services, Inc., PFF Insurance Service, and
Diversified Services, Inc.

Jerald W. Groene.........................        50        --             --          68,461(5)(6)(7)        *
Senior Vice President and Chief Lending
Officer of the Bank.  Mr. Groene is a
Director of Pomona Financial Services, Inc.,
PFF Insurance Service and Diversified
Services, Inc.

Stock ownership of all Directors and
Executive Officers as a Group (14 persons)                --              --          1,195,005(8)         7.5%

------------------------------------
*    Does not exceed 1.0% of the Company's voting securities.
(1)  Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(3) Includes 27,205 shares awarded to each outside director pursuant to the PFF Bancorp, Inc. 1996 Incentive Plan (the "Incentive Plan"), which vest in five equal annual installments commencing on October 23, 1997 and March 26, 1998 and which have not yet vested. Also includes 6,801 and 3,060 shares with respect to Messrs. DesCombes and Nichols, respectively, which have vested but receipt of which has been deferred by Messrs. DesCombes and Nichols. Each outside director presently has voting power as to the shares awarded.
(4) Includes 17,003 shares subject to options granted to each outside director under the Incentive Plan which are currently exercisable. Excludes 68,012 shares subject to options granted to each outside director under the Incentive Plan which are not currently exercisable. Options granted pursuant to the Incentive Plan become exercisable at a rate of 20% per year commencing on October 23, 1997 and March 26, 1998.
(5)  Includes 120,000, 72,000, 64,000, 34,000 and 34,000 shares awarded to
     Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the Incentive Plan which have not yet vested. Also includes 6,000 shares with respect to Mr. Talbott which have vested but receipt of which has been deferred at the option of Mr. Talbott. Awards to officers under the Incentive Plan vest at a rate of 20% per year commencing on October 23, 1997; provided, however, that 75% of the third, fourth and fifth annual installments will only vest if the performance criteria established by the Compensation Committee is satisfied. See "Executive Compensation-Compensation Committee Report on Executive Compensation." Each participant presently has voting power as to the shares awarded.
(6) Includes 67,157, 32,157, 26,157 and 19,200 shares subject to options granted to Messrs. Rinehart, McCarthy, Talbott and Groene, respectively, under the Incentive Plan which are currently exercisable. Excludes 300,000, 160,000, 136,000, 76,800 and 76,800 shares subject to options granted to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the Incentive Plan which are not exercisable. Options become exercisable at a rate of 20% per year commencing on October 23, 1997. See "Executive Compensation- Incentive Plan."
(7) Includes 3,216, 3,680, 3,681, 3,687 and 3,461 shares allocated to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the Bank's ESOP.
(8) Includes a total of 605,091 shares awarded under the Incentive Plan as to which voting may be directed. Excludes a total of 1,388,071 shares subject to options under the Incentive Plan which are not currently exercisable. Includes 26,581 shares (including 17,725 shares set forth in footnote 7 above) allocated to executive officers as a group under the Bank's ESOP.


 MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS OF
                                  THE COMPANY

          The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets monthly and may have additional meetings as needed. During the year ended March 31, 1998, the Board of Directors of the Company held twelve meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 1998. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

          AUDIT COMMITTEE. The Audit Committee of the Company and the Bank consists of Mrs. Stark and Messrs. Dingle and Burwell. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Bank and the results of the annual audit, and is responsible for ensuring that the Bank's activities are being conducted in accordance with applicable laws and regulations. The Audit Committee of the Company met three times in fiscal 1998. The Audit Committee of the Bank met four times in fiscal 1998.

          NOMINATING COMMITTEE. The Company's Nominating Committee for the 1998 Annual Meeting consisted of Mrs. Stark and Messrs. Burwell and Morris. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act.
The Nominating Committee met on May 27, 1998.

          EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE. The Employee Compensation and Benefits Committee of the Company consists of Messrs. Burwell, Dingle, Morris, Nichols and Rinehart. The committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The committee is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Company and the Bank. The Employee Compensation and

Benefits Committee of the Company met one time in fiscal 1998. The Compensation, Pension and Personnel Practices Committee of the Bank met three times in fiscal 1998.

DIRECTORS' COMPENSATION

          DIRECTORS' FEES. The directors of the Company, except for Mr. Rinehart, receive a retainer of $5,000 per year for service on the Board of Directors of the Company. No committee meeting fees are paid by the Company. Currently, all directors of the Bank except the Chairman of the Board and Mr. Rinehart receive a retainer of $3,000 per month. The Chairman of the Board receives a monthly retainer of $4,200. Mr. Rinehart does not receive any additional compensation for serving as a director. No committee meeting fees are paid by the Bank. No fees are currently being paid to the directors for service on the Board of Directors of the service companies.

          DIRECTORS' RETIREMENT PLAN. The Bank maintains the PFF Bank & Trust Directors' Retirement Plan (the "Directors' Retirement Plan"). The Directors' Retirement Plan is frozen, in that no new benefits are accruing under the Plan effective December 31, 1995. The Directors' Retirement Plan provides that, upon retirement, retiring directors are eligible to receive an annual benefit equal to 70% of the retiring directors' annualized final earnings based on monthly board compensation as of December 31, 1995 (reduced by one one hundred and twentieth (1/120) for each month of service less than 120) which shall continue to be paid for at least 10 years and over the lifetime of the director thereafter. All directors are currently credited with 120 months of service under the plan except for Mr. Nichols who has been credited with 60 months of service. Mr. Rinehart does not participate in the plan. Benefits may not start until the director reaches age 65. The Directors' Retirement Plan provides that in the event of a participant's death prior to payment of all benefits due to the participant under the plan, the remaining benefits are to be paid to the beneficiary or beneficiaries designated by the participant or, if no such designation had been made, to the estate of the participant.

          DIRECTORS' DEFERRED COMPENSATION PLAN. The Bank provides a non-qualified plan which offers directors the opportunity to defer fee compensation and stock awarded under the Incentive Plan. The primary form of benefit for deferred fees is 120 monthly installment payments of the account balance. Such balance shall equal the amount of the deferrals and interest thereon. Other forms of benefit, including a lump sum payout, are available with certain restrictions. Deferred stock awarded under the Incentive Plan, is accounted for in the plan in the form of Common Stock units. The form of benefit for deferred stock received through the Incentive Plan is a single lump sum payout made in shares of Common Stock. The forms of benefit for other deferred stock is a single lump sum payout or payment of equal installments over time. Prior to March 1996, deferrals had been credited with an interest rate equal to the highest interest rate paid on a designated date to depositors of the Bank. The plan has been amended to allow for an alternative choice whereby deferrals may be credited with investment earnings or losses equivalent to that of the Common Stock issued in connection with the Company's initial public offering ("Common Stock Rate"). Previous deferrals, as well as future deferrals, may be credited with the Common Stock Rate as of the initial public offering. The Bank established an irrevocable grantor trust ("rabbi trust") to hold the assets of the Bank that are intended to be used to satisfy the Bank's obligation with respect to benefits payable under the Deferred Compensation Plan. Assets of the rabbi trust are subject to the claims of creditors of the Bank solely in the event of the Bank's insolvency thereby foregoing any tax consequences to participants until assets are distributed to participants.

          INCENTIVE PLAN. Under the Incentive Plan maintained by the Company, each director who is not an officer or employee of the Company or the Bank received non-statutory stock options to purchase 76,516 shares of Common Stock at an exercise price of $12.75, which was the fair market value of the shares on the date of grant, October 23, 1996 (with Dividend Equivalent Rights attached, as discussed below), and an award of 30,606 shares of Common Stock. On March 26, 1997, each director who is not an officer or employee of the Company or the Bank was granted non-statutory stock options to purchase 8,501 shares of Common Stock at an exercise price of $15.50, which was the fair market value of the shares on the date of grant (with Dividend Equivalent Rights attached, as discussed below), and an award of 3,400 shares of Common Stock (collectively, the "Directors' Awards"). The Dividend Equivalent Rights provide a separate cash benefit equal to 100% of the amount of any extraordinary dividend (as defined in the Incentive Plan) declared by the Company on shares of Common Stock subject to an option. The Directors' Awards initially granted under the Incentive Plan will vest over a five-year period, at a rate of 20% each year commencing on October 23, 1997 and March 26, 1998, the first anniversaries of the respective dates of grant. On February 18, 1997, the Employee Compensation and Benefits Committee of the Company and the Compensation, Pension and Personnel Practices Committee of the Bank amended the Directors' Awards agreements, effective March 28, 1997, to provide for acceleration of the vesting of Directors' Awards upon a change in control of the Company or the Bank (as defined in the Incentive Plan). All unexercised options granted under the Incentive Plan expire 10 years following the date of grant. All Directors' Awards will immediately vest upon death or disability.

                             EXECUTIVE COMPENSATION

          The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company or the Bank. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Employee Compensation and Benefits Committee of the Board of Directors of the Company, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

          The Bank and the Company began a process following the issuance of stock in March, 1996, to revise current executive compensation policies to reflect the status of the Company as a public company and to assure competitive compensation levels. The new policies incorporate financial results of the Company with particular emphasis on the ROAE and the EPS of the Company's stock.

          HISTORICAL APPROACH. Historically, executive compensation has been reviewed annually by the Bank's Compensation, Pension and Personnel Practices Committee (the "Committee"). The Committee utilized various sources of compensation information upon which to base their decisions. Compensation information included compensation surveys, utilization of consultants and peer group analysis.

          The Bank participated in a number of salary surveys to obtain current data including: The Nash Survey - Fourth Annual Board of Directors and Executive Compensation, California Banks and Savings and Loans Survey, Western Management Group Survey, KPMG - Executive Compensation and Benefits Survey, SNL Executive Compensation Review 1997, Cole Executive Compensation Survey and BAI Key Executive Compensation Survey.

          Historically, the Committee has focused on the salary and pay adjustments for the President and Chief Executive Officer. The President and CEO has focused on the salary and pay adjustments of the remainder of the Executive Committee. In recent years, the Board has more fully reviewed the total compensation package of the entire Executive Committee.

          In reviewing the compensation package for the Executive Committee, the Committee considers a number of factors including asset size, earnings, type of operations, corporate structure, geographic locations and budget considerations. As a result, the Committee is provided with relevant, timely and reliable data with which to make recommendations to the Board of Directors regarding compensation.

          COMPENSATION POLICIES. The Committee has established the following goals as incentives in setting Executive Compensation, including benefits:

     .    to target base salaries at a competitive average;
     . to reward the achievement of the Bank's annual and long term strategic goals;
     . to retain executive officers by offering a full range of benefits available at a competitive level to other executives of savings institutions;
     . to provide additional motivation for the executive officers to enhance stockholder value by linking a portion of the compensation package to the performance of the Company's stock.

     COMPONENTS OF SALARY. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, profit sharing, deferred compensation, auto allowance, 401(k) employer match contribution, Supplemental Executive Retirement Plan ("SERP") payments, ESOP allocations, stock grants and options, and any other type of remuneration deemed by the Board to be appropriate.

          In March of 1998, the Board of Directors approved an incentive plan payout to all employees in pay grades eleven and above. These are typically mid- and senior-level management personnel. The payout was made in April, 1998. The payout was made in conjunction with attainment of specific financial goals achieved during the Company's 1998 fiscal year.

          INCENTIVE PLAN. On October 23, 1996, stockholders approved the PFF Bancorp, Inc. 1996 Incentive Plan, under which officers may receive options and awards. Stock option awards will vest in five equal annual installments. Stock awards under the Incentive Plan vest in five equal annual installments. The first and second annual installments will vest respectively on the first and second anniversary of the date of grant. Twenty-five percent (25%) of the third, fourth and fifth annual installment will vest on the third, fourth and fifth respective anniversary dates of the date of grant. The remaining seventy-five percent (75%) of each of the third, fourth and fifth annual installments will be subject to the achievement of multilevel performance goals relating to the attainment of a target amount of earnings per share established by the Committee. The Committee believes that stock ownership is a significant incentive in building stockholders' wealth and aligning the interests of employees with those of stockholders. Stock options and stock awards under the Incentive Plan were allocated by the Committee based upon the Company's fiscal responsibility, regulatory practices and policies, the practices of other recently converted financial institutions, as verified by external surveys based upon the officers' level of responsibility and contributions to the Company and the Bank. Stock awards under the Incentive Plan may be deferred under the Employee Deferred Compensation Plan. The Committee will consider the amount of outstanding awards in determining the total annual compensation package. See "- Summary Compensation Table" and "Incentive Plan."

          CHIEF EXECUTIVE OFFICER. The Chief Executive Officer's evaluation included consideration of leadership qualities demonstrated during the first years of operation as a publicly traded company. Specific accomplishments included the hiring of more experienced commercial bank employees; cost reductions; growth of the business, consumer and construction loan programs; expansion of the branch system; reduction in the level of non-performing assets; and, asset growth of the Company. In addition to considering these specific accomplishments, consideration was given to the results of an extensive survey of peer financial institutions.

          The Company engaged William M. Mercer, Inc., to conduct a review of its executive compensation program and to make recommendations for the future. Mercer conducted an analysis of the proxy statements of two peer groups of companies, one national and one Californian. Also, Mercer reviewed PFF's current annual merit/bonus plan and management incentive plans. The CEO's new salary was established at $300,000 per year, a 26% increase which placed the CEO in the median range of similar companies. Peer comparisons were also conducted for the additional seven members of the Executive Committee of Management resulting in upward adjustments to their salaries for competitive placement at the peer group median range. The Committee subsequently froze the salary of the CEO and other members of the Executive Committee of Management at its April 1997 meeting preferring to rely on incentive pay for performance. Future consideration for salary increases for the CEO and other members of the Executive Committee of Management will only be made to stay within the median range for peer financial institutions.

          The Committee has currently developed a management incentive plan that is performance based and ties incentive payments to goal attainment of specific EPS and ROAE targets. The Business Plan and a high level of executive commitment to its success will be of particular importance to the Committee.

          The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all Executives are compensated consistent with the above guidelines and to assure that all reasonable and possible efforts are being exerted to maximum shareholder value. Compensation levels will be reviewed as frequently as necessary to ensure this result.

             THE EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE

             Robert W. Burwell              Robert D. Nichols
             William T. Dingle              Larry M. Rinehart
                             Curtis W. Morris

     STOCK PERFORMANCE GRAPH. The following graph shows a comparison of stockholder return on the Company's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the Nasdaq Stock Market (U.S.) Index and Nasdaq Bank Stocks Index for the period beginning on March 29, 1996 through March 30, 1998. The data used to prepare the graph was prepared by the Center for Research in Security Prices ("CRSP") at the University of Chicago Graduate School of Business. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS
                AMONG THE COMPANY, NASDAQ STOCK MARKET (U.S.)
                    INDEX AND THE NASDAQ BANK STOCKS INDEX


                        [PERFORMANCE GRAPH APPEARS HERE]

                                    SUMMARY

                                               3/29/96    9/30/96    3/31/97    9/30/97    3/31/98
                                              --------   --------   --------   --------   --------
PFF Bancorp, Inc.                              100.0      108.8      126.4      170.3      181.3
CRSP Index - Nasdaq Stock Market Index         100.0      112.0      111.1      153.8      168.7
CRSP Index - Nasdaq Bank Stocks Index          100.0      112.5      136.6      187.4      224.9

Notes:

     A. THE LINES REPRESENT YEARLY INDEX LEVELS DERIVED FROM COMPOUNDED DAILY RETURNS THAT INCLUDE ALL DIVIDENDS.
     B. THE INDEXES ARE REWEIGHTED DAILY, USING THE MARKET CAPITALIZATION ON THE PREVIOUS TRADING DAY.
     C. IF THE YEARLY INTERVAL, BASED ON THE FISCAL YEAR-END, IS NOT A TRADING DAY, THE PRECEDING TRADING DAY IS USED.
     D.   THE INDEX LEVEL FOR ALL SERIES WAS SET TO 100.00 ON 3/29/96.

     SUMMARY COMPENSATION TABLE. The following table shows, for the fiscal years ended March 31, 1998, 1997 and 1996, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the four highest paid executive officers of the Bank who received compensation in excess of $100,000 ("Named Executive Officers").


                                             Annual Compensation (1)
                                       -------------------------------------
                                                                                                 Other
Name and                                                              Salary                     Annual
Principal Position                   Year            ($)               Bonus                 Compensation
                                                                        ($)                     ($)(2)
---------------------------------------------------------------------------------------------------------------------
Larry M. Rinehart,                  1998         $300,000             $87,199                     --
President and Chief                 1997          238,164              18,320                     --
Executive Officer                   1996          226,211               --                        --


Kevin McCarthy                      1998          $200,004            $48,416                     --
Senior Executive Vice               1997           156,000             12,000                     --
President and Chief                 1996           143,943              --                        --
Operating Officer

Gregory C. Talbott                  1998          $190,020            $46,079                     --
Executive Vice President,           1997           155,880             11,990                     --
Chief Financial Officer and         1996           148,128              --                        --
Treasurer

Gilbert F. Smith                    1998           $150,000           $29,160                     --
Senior Vice President,              1997            130,440            10,034                     --
General Counsel                     1996            124,740             --                        --

Jerald W. Groene                    1998           $150,000           $29,086                     --
Senior Vice President, Chief        1997            121,404             9,339                     --
Lending Officer                     1996            115,232             --                        --

                                        Long Term Compensation
                         ------------------------------------------------------
                                      Awards                      Payouts
                         -------------------------------      -----------------

                                         Restricted       Securities                           All
                                           Stock          Underlying             LTIP         Other
Name and                                  Awards         Options/SARs          Payouts     Compensation
Principal Position                        (S)(3)             (#)               ($)(4)          ($)
----------------------------------------------------------------------------------------------------------------
Larry M. Rinehart,                                 --                 --         --            $44,796(5)
President and Chief                        $1,912,500            375,000         --             45,335
Executive Officer                                  --                 --         --             44,747


Kevin McCarthy                            $       --                 --         --            $42,001(5)
Senior Executive Vice                      1,147,500            200,000         --             42,796
President and Chief                               --                 --         --             32,437
Operating Officer

Gregory C. Talbott                        $       --                 --         --            $41,673(5)
Executive Vice President,                  1,020,000            170,000         --             42,944
Chief Financial Officer and                       --                 --         --             28,452
Treasurer

Gilbert F. Smith                          $       --                 --         --            $42,593(5)
Senior Vice President,                       541,875             96,000         --             40,849
General Counsel                                   --                 --         --             25,489

Jerald W. Groene                          $       --                 --         --            $40,748(5)
Senior Vice President, Chief                 541,875              96,000        --             32,830
Lending Officer                                   --                 --         --             24,287

 _____________________________
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan, as hereinafter defined, pursuant to which employees may defer up to 15% of their compensation and executive officers may defer up to 5% of their compensation, up to the maximum limits under the Code. These numbers are subject to change based on Section 415 testing limits.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.
(3) Pursuant to the Incentive Plan, Messrs. Rinehart, McCarthy, Talbott, Smith and Groene were awarded 150,000, 90,000, 80,000, 42,500 and 42,500 shares, respectively, in fiscal 1997. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of grant. The awards vest in five annual installments commencing on October 23, 1997, the first anniversary of the date of grant. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). All awards vest immediately upon termination due to death or disability. The awards to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene are subject to the attainment of certain performance goals established by the Committee. See "-Compensation Committee Report on Executive Compensation." At March 31, 1998, Messrs. Rinehart, McCarthy, Talbott, Smith and Groene had 120,000, 72,000, 64,000, 34,000 and 34,000 shares, respectively, which remained unvested, with a market value of $2,475,000, $1,485,000, $1,320,000, $701,250 and $701,250, respectively, as of that date.
(4) For fiscal 1998, 1997 and 1996, the Bank had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.
(5) Includes $11,378, $7,212, $7,873, $8,959 and $6,627 in life insurance premiums; $4,750, $1,837, $2,132, $3,907 and $3,920 in contributions to the
    Bank's 401(k) Plan and $20,574, $20,575, $20,575, $18,602 and $18,285 in
    contributions to the ESOP paid by the Bank for the benefit of Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively. Also includes $10,800 as payment for auto allowances. Includes $294, $1,577, $293, $325 and $1,116 in interest on the Bank's 401(k) Mirror Plan for the benefit of Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively.


EMPLOYMENT AGREEMENTS

     The Bank and the Company have entered into employment agreements with Messrs. Rinehart and McCarthy (individually, the "Executive"). The employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Rinehart and McCarthy.

     The employment agreements provide for a three-year term for Messrs. Rinehart and McCarthy. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors of the Bank after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Company. The agreements provide that the Executive's base salary will be reviewed annually. The annual base salaries for Messrs. Rinehart and McCarthy for the fiscal year ended 1998 are $300,000 and $200,004, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current office(s);
(ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a material reduction in the benefits and perquisites to the Executive; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the agreement by the Bank or the Company, the Executive or, in the event of the Executive's subsequent death, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement provided, however, that the payment shall not, in the aggregate, exceed three times the average of the Executive's five preceding taxable years' annual compensation. The Bank and the Company would also continue, and pay for, the Executive's life, health and disability coverage for the remaining term of the agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the Employment Agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue, and pay for, the Executive's life, health, and disability coverage for thirty-six months.

     Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control, based upon three times 1998 base salary as reported in the Summary Compensation Table, Messrs. Rinehart and McCarthy would receive approximately $900,000 and $600,012, respectively, in severance payments, in addition to other cash and noncash benefits.

     Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. Under the Company's agreements, if such payment constitutes an excess parachute payment under Section 280G of the Code, the executive officer will receive a benefit under the agreement equal to the greater of (i) the total benefits payable under the agreement taking into account the state and federal income and excise taxes on such amounts or (ii) the amount that is one dollar less than the triggering amount for the imposition of the excise tax under Section 280G.

     Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

TERMINATION AND CHANGE IN CONTROL AGREEMENTS

     The Bank has entered into two-year termination and change in control agreements ("CIC Agreement") with Messrs. Smith, Golish and Groene and Ms. Lemons and Ms. Scullin and, effective April 1998, a three-year CIC Agreement with Mr. Talbott. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank's CIC Agreements may be renewed by the Board of Directors for an additional year. The Company has entered into a three-year CIC Agreement with Mr. Talbott similar to the Bank's CIC Agreement except that the term of the Company's CIC Agreement shall be extended on a daily basis. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to two (three in the case of Mr. Talbott) times the officer's average annual compensation for the five (two in the case of the Company's CIC Agreement and three in the case of Mr. Talbott) years preceding termination subject to the limitation that such payment not exceed three times the officer's average annual compensation of the previous five years (the Company's CIC Agreement has no such limitation). The Bank would also continue, and pay for, the officer's life, health and disability coverage for a period of twenty-four (24) (thirty-six (36) in the case of Mr. Talbott) months from the date of termination. Payments to the officer under the Bank's CIC Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

     The CIC Agreements also provide for a severance payment in the event of an involuntary termination of the officer by the Bank other than in a change in control, except for cause. The severance payment is a sum equal to twenty-six weeks of base salary for each three years of service up to a maximum of one-hundred and four weeks and is conditioned on the officer releasing the Bank from any causes of action against the Bank or the Company arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of the Bank and the Company.

INCENTIVE PLAN

     The Company maintains the Incentive Plan, which provides discretionary awards of options to purchase Common Stock, option-related awards and awards of Common Stock (collectively, "Awards") to officers, directors and key employees as determined by a committee of the Board of Directors. Awards of Common Stock to officers, directors and key employees is provided under "Restricted Stock Awards" in the "Summary Compensation Table." No options were granted under the Incentive Plan to the Named Executive Officers for fiscal 1998.

     The following table provides certain information with respect to exercises of stock options during the fiscal year ended March 31, 1998 by Named Executive Officers and to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of March 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

      AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                                                VALUE OF
                                                          NUMBER OF SECURITIES                 UNEXERCISED
                                                         UNDERLYING UNEXERCISED               IN THE MONEY
                                                             OPTIONS/SARS AT                 OPTIONS/SARS AT
                           SHARES                         FISCAL YEAR-END(#)(1)         FISCAL YEAR-END ($)(2)(3)
                        ACQUIRED ON        VALUE      ----------------------------   --------------------------------
NAME                    EXERCISE (#)    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
-------------------    -------------  --------------  ------------   -------------   -----------      ---------------
Larry M. Rinehart..........    7,843       $ 58,823         67,157         300,000      $528,861           $2,362,500
Kevin McCarthy.............    7,843         58,823         32,157         160,000       253,236            1,260,000
Gregory C. Talbott.........    7,843         59,283         26,157         136,000       205,986            1,071,000
Gilbert F. Smith...........   19,200        103,200             --          76,800            --              604,800
Jerald W. Groene...........       --             --         19,200          76,800       151,200              604,800

___________________________
(1)  The options in this table have an exercise price of $12.75.
(2)  The price of the Common Stock on March 31, 1998 was $20.625.
(3) Based on the market value of the underlying Common Stock at fiscal year end, minus the exercise price.


RETIREMENT PLAN

     The Bank maintains a defined benefit plan (the "Retirement Plan") for certain salaried employees who had attained the age of 21 and completed one year of service prior to December 31, 1995. Effective December 31, 1995, the Retirement Plan was frozen and Participants ceased the accrual of additional benefits under the Retirement Plan although vesting will continue according to the terms of the Retirement Plan. After December 31, 1995 no new Participants entered the Retirement Plan. The Retirement Plan is designed to comply with the requirements under Section 401(a) of the Code.

     The Retirement Plan provides for a monthly benefit to the employee upon retirement at the age of 65, or if later, the fifth anniversary of the employee's initial participation in the Retirement Plan ("Normal Retirement Age"). The Retirement Plan also provides for a monthly benefit upon the Participant's death, disability and early retirement. Early retirement is conditioned upon the attainment of the age of 55, and the completion by the Participant of 15 years of service. No new accrual of years of service will occur after December 31, 1995. Benefits under the Plan are determined taking into account the participant's final average earnings, social security benefits and years of credited service under the Retirement Plan as of December 31, 1995.

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 in the year ended December 31, 1995, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified.


                          PFF BANK & TRUST EMPLOYEE PENSION PLAN
                   --------------------------------------------------
                                     YEARS OF SERVICE
FINAL AVERAGE
COMPENSATION            15        20        25        30        35
-------------      ----------  --------  --------  --------  --------
  $ 50,000            $13,598   $18,130   $22,663   $22,663   $22,663
   100,000             29,723    39,630    49,538    49,538    49,538
   150,000             45,848    61,130    76,413    76,413    76,413
   200,000             45,848    61,130    76,413    76,413    76,413
   250,000             45,848    61,130    76,413    76,413    76,413
   300,000             45,848    61,130    76,413    76,413    76,413
   350,000             45,848    61,130    76,413    76,413    76,413
   400,000             45,848    61,130    76,413    76,413    76,413


          Compensation under the Retirement Income Plan includes all regular pay and overtime. The benefit amounts listed above were computed on a single life annuity basis, which is the normal form under the plan.

          The approximate years of service, as of January 1, 1996 for the Named Executive Officers are as follows:

                             SERVICE
                             -------
NAME                    YEARS       MONTHS
----                    -----       ------
Larry M. Rinehart          18            3
Kevin McCarthy             18            -
Gregory C. Talbott          8            7
Gilbert F. Smith           24            2
Jerald W. Groene           23            6


          The freezing of accrued benefits on December 31, 1995 results in no additional service for purposes of benefit determination being accrued for the named executive officer.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The SERP reflects the freezing of the Pension Plan as of December 31, 1995. The benefits provided under the SERP are directly related to those provided under these three qualified employee benefit plans sponsored by the Bank, namely the ESOP, the 401(k) Plan and the Pension Plan. With respect to the Pension Plan, the SERP provides a benefit equal to the present value of the previous SERP benefit accrued as of December 31, 1995. No additional contributions will be made by the Bank to provide this benefit, as this portion of the SERP is only a deferral mechanism (with interest) of the frozen Pension Plan benefit. The SERP also provides a benefit equal to the difference between (i) the benefits which would have been provided by employer contributions to the 401(k) Plan and the ESOP if such contributions and benefits were calculated without the limitations imposed by the qualification rules of the Code and (ii) the actual benefit provided under each plan. Benefits under the SERP will be provided at retirement in the form of some combination of an annuity, lump sum cash or stock distribution.

          The Bank has established an irrevocable grantor's trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised to the participants under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and will not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the trust are subject to the claims of the Bank's creditors solely in the event of the Bank's insolvency, thereby foregoing any tax consequences to the participants until assets are distributed to participants. Earnings on the trust's assets are taxable to the Bank. The trust's assets may be invested in the Company's stock.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

          With certain exceptions permitted under the Federal Reserve Act and Regulation O, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

          The Bank has determined that preferred rate loans for executive officers and directors are part of the Bank's overall benefits and compensation program, and therefore, executive officers and directors are permitted to receive the preferred rate so long as they are made within the limitations of the Federal Reserve Act and Regulation O.

          As of March 31, 1998, ten of the Bank's executive officers or directors had a total of twelve loans outstanding, totalling approximately $2.1 million in the aggregate. Of the twelve loans currently outstanding to executive officers or directors, eleven loans are receiving a preferred rate. For those receiving the preferred rate, ten loans are secured by the borrower's principal residence and one loan to a director is secured by rental property.

          It is the policy of the Company that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

                                  PROPOSAL 2.
                      RATIFICATION OF BOARD ACTION TAKEN
                       TO AMEND AWARD AGREEMENTS GRANTED
                UNDER THE PFF BANCORP, INC. 1996 INCENTIVE PLAN

     The Board of Directors adopted the PFF Bancorp, Inc. 1996 Incentive Plan (the "Incentive Plan") and the Company's stockholders subsequently approved it on October 23, 1996 ("Effective Date"). The Incentive Plan authorizes the granting of options to purchase Common Stock, option-related awards and awards of Common Stock (collectively, "Awards"). Subject to certain adjustments to prevent dilution, the maximum number of shares reserved for Awards under the Incentive Plan is 2,777,250 shares. The maximum number of shares reserved for purchase pursuant to the exercise of options and option-related Awards granted under the Incentive Plan is 1,983,750. The maximum number of shares reserved for award of Common Stock ("Stock Awards") is 793,500 shares. All officers, other employees and Directors of the Company and its affiliates, are eligible to receive Awards under the Incentive Plan. The Incentive Plan is administered by a Committee consisting of the entire Board of Directors or consisting solely of two or more outside directors (the "Committee").

     Pursuant to regulations of the OTS applicable to stock benefit plans established or implemented within one year following the completion of a mutual-to-stock conversion of a federally chartered savings institution such as the Bank, including the 1996 conversion of the Bank from mutual-to-stock form and the formation of the Company as the holding company of the Bank, the Incentive Plan contains certain restrictions and limitations. The Incentive Plan provides that no Awards granted to employees or directors shall become vested at a rate in excess of 20% of the total number of shares underlying the Award per year, provided that all Awards shall become fully vested and immediately exercisable in the event of the Participant's termination due to death or disability. The Incentive Plan further provides that the Committee may amend any Award Agreement after March 28, 1997 to provide for acceleration of the vesting of such Award, including amendments to provide that such Award shall become fully vested and immediately exercisable in the event of a change in control (as defined in the Incentive Plan). In the Company's proxy statement dated September 16, 1996 relating to the approval of the Incentive Plan, the Board of Directors indicated its intention to amend Award Agreements granted prior to March 28, 1997 to accelerate vesting of Awards in the event of a change in control. On March 26, 1997, the Board of Directors took such action necessary to so amend all outstanding Award Agreements (the "Board Action").

     The Board of Directors is seeking ratification by stockholders of the Board Action. The Board of Directors believes that accelerated vesting in a change in control situation helps to align the interests of management with those of stockholders. Accelerated vesting is also intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. It may discourage takeover attempts by increasing the costs to be incurred by the Bank and the Company in the event of a takeover. While the Board Action may have these intended effects, it was not taken nor is stockholder ratification sought in contemplation of a change in control, and there are no current arrangements, understandings or agreements regarding any such transactions.

     Ratification of the Board Action to permit accelerated vesting does not increase the number of shares reserved for issuance under the Incentive Plan, alter the classes of individuals eligible to participate in such plan, or otherwise amend or modify the terms of the Incentive Plan. The Board of Directors has determined that the Board Action is in the best interests of the stockholders of the Company, as well as the officers, directors and employees of the Company. An affirmative vote of a majority of the votes cast at the Annual Meeting on the matter, in person or by proxy, is required to constitute stockholder ratification of the Board Action, submitted as Proposal 2.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE RATIFICATION OF BOARD ACTION TAKEN TO AMEND AWARD AGREEMENTS GRANTED UNDER THE PFF BANCORP, INC. 1996 INCENTIVE PLAN.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE BOARD ACTION.

                    PROPOSAL 3.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended March 31, 1998 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending March 31, 1999, subject to ratification of such appointment by the shareholders.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than April 13, 1999. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the shareholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO PFF BANCORP, INC., 350 SOUTH GAREY AVENUE, POMONA, CALIFORNIA 91766.

                              By Order of the Board of Directors

                              /s/ Carole F. Olson

                              Carole F. Olson
                              Secretary
Pomona, California
August 11, 1998



          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
                   RETURN THE ACCOMPANYING PROXY CARD IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.

_______________________________________________________________________________

                                REVOCABLE PROXY
                               PFF BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 16, 1998
                             9:00 A.M. PACIFIC TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints the official proxy committee of the Board of Directors of PFF Bancorp, Inc. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on September 16, 1998, at 9:00 a.m. Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California, and at any and all adjournments thereof, as set forth on the reverse side.

  THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



_______________________________________________________________________________

                             FOLD AND DETACH HERE

_______________________________________________________________________________
                                                               [X] Please mark
                                                                   your votes
                                                                   as indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The election as directors of all nominees           VOTE
listed (except as marked to the contrary below).       FOR    WITHHELD
                                                       [_]      [_]
Donald R. DesCombes, Robert D. Nichols and
Larry M. Rinehart

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:

_____________________________________________________

2. The ratification of Board action taken to amend    FOR    AGAINST    ABSTAIN
award agreements granted under the PFF Bancorp, Inc.  [_]      [_]        [_]
1996 Incentive Plan.


3. The ratification of the appointment of KPMG Peat   FOR    AGAINST    ABSTAIN
Marwick LLP as independent auditors of PFF Bancorp,   [_]      [_]        [_]
Inc. for the fiscal year ending March 31, 1999.



The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated August 11, 1998 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Stockholder ______________    Date _______________________________

Signature of Stockholder ______________    Date _______________________________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

_______________________________________________________________________________

                             FOLD AND DETACH HERE